KKR & Co. Inc. Reports Fourth Quarter and Full Year 2019 Results
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NEW YORK, January 31, 2020 - KKR & Co. Inc. (NYSE: KKR) today reported its fourth quarter and full year 2019 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders(1) was $515.1 million and $1,971.7 million, respectively, for the quarter and full year ended December 31, 2019. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock was $0.91 and $3.54, respectively, for the quarter and full year ended December 31, 2019. KKR & Co. Inc. Stockholders' Equity - Common Stockholders(1) was $10.3 billion as of December 31, 2019, or $18.44 Per Outstanding Share of Class A common stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $375.1 million and $0.44, respectively, for the quarter ended December 31, 2019. After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $1,405.3 million and $1.67, respectively, for the full year ended December 31, 2019.

•	Monetization activity drove After-tax Distributable Earnings of $375.1 million and $0.44 per adjusted share for the fourth quarter.

•
As of December 31, 2019, Assets Under Management and Fee Paying Assets Under Management were $218 billion and $161 billion, respectively, up 12% and 14% compared to December 31, 2018. Uncalled commitments that will contribute to Fee Paying Assets Under Management as that capital is either invested or enters its investment period, was $19 billion.

•	Capital Invested in the fourth quarter exceeded $4.0 billion in both KKR's Private Markets and Public Markets business lines. In 2019, Capital Invested and Syndicated Capital totaled $28.1 billion.

•	As of December 31, 2019, book value was $16.4 billion or $19.24 per adjusted share.

•
KKR's regular dividend of $0.125 per share of Class A common stock was declared for the quarter ended December 31, 2019. Additionally, beginning with the dividend to be announced with the results for the quarter ending March 31, 2020, KKR intends to increase its regular annualized dividend per share of Class A common stock by 8% from $0.50 to $0.54.

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"Assets Under Management, Management Fees and Book Value per Share all grew at double-digit rates in 2019," said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. "Given our investment performance, integrated business model and growing fundraising pipeline, we feel well position to continue to deliver strong results for our shareholders."

Note: KKR discloses in this earnings release certain financial measures, including after-tax distributable earnings and book value that are not calculated and presented in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). Such non-GAAP measures should be considered in addition to, and not a substitute for or superior to, financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures, including operating assets, operating liabilities, operating revenues, operating expenses and distributable operating earnings, are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in Exhibit A.

(1)
Represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our non-GAAP financial results are presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

GAAP RESULTS
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $515.1 million for the quarter ended December 31, 2019, compared to $(393.0) million for the quarter ended December 31, 2018. Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $1,971.7 million for the year ended December 31, 2019, compared to $1,097.7 million for the year ended December 31, 2018.
Revenues for the quarter ended December 31, 2019 were $1,063.1 million compared to $(178.1) million for the quarter ended December 31, 2018. The increase is primarily due to mark-to-market net carried interest gains in the current period, partially offset by a lower level of transaction fees. Revenues for the year ended December 31, 2019 were $4,220.9 million compared to $2,395.8 million for the year ended December 31, 2018. The increase is primarily due to a higher level of mark-to-market carried interest gains and management fees, partially offset by a lower level of transaction fees.
Expenses for the quarter ended December 31, 2019 were $751.3 million compared to $237.7 million for the quarter ended December 31, 2018. The increase is primarily driven by accrued carried interest compensation resulting from net carried interest gains in the current period. Expenses for the year ended December 31, 2019 were $2,908.4 million compared to $2,089.5 million for the year ended December 31, 2018. The increase is primarily driven by higher accrued carried interest compensation resulting from a higher level of mark-to-market carried interest gains in the current period.
Total investment income (loss) for the quarter ended December 31, 2019 was $1,145.0 million compared to $(798.1) million for the comparable period of 2018. The increase is primarily due to net investment gains from our private equity portfolio and a higher level of dividend income in the current period. Total investment income (loss) for the year ended December 31, 2019 was $3,855.8 million, compared to $1,950.5 million for the comparable period of 2018. The increase is primarily due to a higher level of net investment gains from our private equity portfolio and dividend income in the current period.
KKR & Co. Inc. Stockholders’ Equity - Common Stockholders per Outstanding Share of Class A common stock was $18.44 as of December 31, 2019, up from $15.27 as of December 31, 2018. The increase was primarily attributable to net appreciation in the value of our investment portfolio that is attributable to KKR & Co. Inc. net of dividends to Class A common stockholders.
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OPERATING RESULTS
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $375.1 million for the quarter ended December 31, 2019, compared with $460.1 million in the comparable prior period. After-tax distributable earnings were $1,405.3 million for the year ended December 31, 2019, compared with $1,597.2 million in the comparable prior period.
The decreases in the quarterly and annual periods were primarily due to a decrease in realized carried interest reflecting a lower level of realizations within our Private Markets business line and a lower level of transaction fees at our Capital Markets business line. These decreases were partially offset by a decrease in compensation and benefits expense and an increase in management fees. Management fees were $317.1 million for the quarter ended December 31, 2019 and $1,227.2 million for the year ended December 31, 2019, compared with $279.4 million and $1,069.1 million in the comparable prior periods. The increase in management fees for both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER ADJUSTED SHARE
Book value per adjusted share was $19.24 as of December 31, 2019, up 24%, compared with $15.57 as of December 31, 2018. The increase was primarily attributable to net appreciation in the value of our investment portfolio as well as after-tax distributable earnings, net of dividends. For the year ended December 31, 2019, KKR's private equity portfolio appreciated 27%.
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OPERATING METRICS
ASSETS UNDER MANAGEMENT
AUM was $218.4 billion as of December 31, 2019 compared to $208.4 billion as of September 30, 2019. The increase was primarily attributable to $7.7 billion of new capital raised across multiple strategies including infrastructure, real estate, leveraged credit, and strategic partnerships, and an increase in the value of our private equity portfolio. These increases were partially offset by realizations and distributions to limited partners in our private equity portfolio and distributions in various Public Markets strategies.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $161.2 billion as of December 31, 2019 compared to $153.0 billion as of September 30, 2019. The increase was primarily driven by new capital raised across multiple strategies including growth equity and core equity, infrastructure, real estate, leveraged credit, private credit, and strategic partnerships. This increase was partially offset by realizations and distributions to limited partners in our private equity portfolio and distributions in various Public Markets strategies.

DIVIDENDS AND OTHER
A dividend of $0.125 per share of Class A common stock has been declared for the fourth quarter of 2019, which will be paid on February 25, 2020 to holders of record of Class A common stock as of the close of business on February 10, 2020. Beginning with any dividend to be announced with the results for the first quarter of 2020, KKR expects to pay its Class A common stockholders an annualized dividend of $0.54 per share of Class A common stock, equal to a quarterly dividend of $0.135 per share of Class A common stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on March 16, 2020 to holders of record of Series A Preferred Stock as of the close of business on March 1, 2020. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on March 16, 2020 to holders of record of Series B Preferred Stock as of the close of business on March 1, 2020.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A common stock will be maintained.
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SHARE REPURCHASE ACTIVITY (1)
KKR has authorized a repurchase program which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plans. In total, as can be seen in the table below, KKR has used approximately $1.1 billion to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through January 24, 2020.

Share Repurchase Activity -- October 27, 2015 through January 24, 2020 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	43.3
Reduction of Shares for Retired Equity Awards (3)	16.3
Total Repurchased Shares and Retired Equity Awards	59.6
Total Capital Used	$1,069
Average Price Paid Per Share (4)	$17.94
Remaining Availability under Current Share Repurchase Plan	$328

From December 31, 2018 through January 24, 2020, KKR used a total of approximately $200 million to repurchase 4.1 million shares in the open market and to retire equity awards representing 3.7 million shares that otherwise would have been issued to participants in the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $26.61 per share.

(1)	References to the repurchase and reduction of shares relate to shares of KKR Class A common stock.

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)
Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to January 24, 2020 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Friday, January 31, 2020 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 7684563, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter and year ended December 31, 2019 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
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ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
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FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the "Conversion") and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 15, 2019, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues
Fees and Other	$482,269	$541,583	$1,790,475	$1,841,326
Capital Allocation-Based Income	580,802	(719,639)	2,430,425	554,510
Total Revenues	1,063,071	(178,056)	4,220,900	2,395,836
Expenses
Compensation and Benefits	535,834	43,293	2,116,890	1,374,363
Occupancy and Related Charges	15,951	14,919	62,728	59,706
General, Administrative and Other	199,535	179,524	728,813	655,408
Total Expenses	751,320	237,736	2,908,431	2,089,477
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	924,611	(1,001,286)	3,161,884	1,254,832
Dividend Income	131,228	37,501	318,972	175,154
Interest Income	350,138	407,178	1,418,516	1,396,532
Interest Expense	(260,950)	(241,508)	(1,043,551)	(876,029)
Total Investment Income (Loss)	1,145,027	(798,115)	3,855,821	1,950,489

Income (Loss) Before Taxes	1,456,778	(1,213,907)	5,168,290	2,256,848

Income Tax Expense (Benefit)	142,626	(143,294)	528,750	(194,098)

Net Income (Loss)	1,314,152	(1,070,613)	4,639,540	2,450,946

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	—	(57,246)	—	(37,352)
Net Income (Loss) Attributable to Noncontrolling Interests	790,710	(628,726)	2,634,491	1,357,235

Net Income (Loss) Attributable to KKR & Co. Inc.	523,442	(384,641)	2,005,049	1,131,063

Preferred Stock Dividends	8,341	8,341	33,364	33,364

Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$515,101	$(392,982)	$1,971,685	$1,097,699

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock
Basic	$0.93	$(0.74)	$3.62	$2.14
Diluted (1)	$0.91	$(0.74)	$3.54	$2.06
Weighted Average Shares of Class A Common Stock Outstanding
Basic	555,379,973	532,266,521	545,096,999	514,102,571
Diluted (1)	566,277,984	532,266,521	557,687,512	533,707,039

GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	December 31, 2019	December 31, 2018

Assets
Cash and Cash Equivalents	$2,346,713	$1,751,287
Investments	54,936,268	44,907,982
Other Assets	3,616,338	4,084,106
Total Assets	$60,899,319	$50,743,375

Liabilities and Equity
Debt Obligations	$27,013,284	$22,341,192
Other Liabilities	3,383,661	3,019,574
Total Liabilities	30,396,945	25,360,766

Redeemable Noncontrolling Interests	—	1,122,641

Stockholders' Equity
Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	10,324,936	8,167,056
Noncontrolling Interests	19,694,884	15,610,358
Total Equity	30,502,374	24,259,968
Total Liabilities and Equity	$60,899,319	$50,743,375

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Class A Common Stock	$18.44	$15.27

(1)
KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of Class A common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships. For the quarter ended December 31, 2018, unvested shares of Class A common stock are excluded from the calculation of diluted earnings per share of Class A common stock because inclusion of such unvested shares of Class A common stock would be anti-dilutive having the effect of decreasing the loss per share of Class A common stock.

OPERATING REVENUES, OPERATING EXPENSES AND AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

OPERATING REVENUES (UNAUDITED)

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating Revenues
Fees and Other, Net
Management Fees	$317,131	$314,793	$279,444	$1,227,236	$1,069,074
Transaction Fees	255,511	164,892	367,685	910,932	977,485
Monitoring Fees	26,668	27,546	24,420	106,289	87,520
Fee Credits	(108,662)	(61,308)	(101,154)	(382,940)	(280,136)
Total Fees and Other, Net	490,648	445,923	570,395	1,861,517	1,853,943

Realized Performance Income (Loss)
Carried Interest	232,180	296,344	259,394	1,070,788	1,218,647
Incentive Fees	12,771	11,184	86,271	65,256	138,330
Total Realized Performance Income (Loss)	244,951	307,528	345,665	1,136,044	1,356,977

Realized Investment Income (Loss)
Net Realized Gains (Losses)	43,524	26,529	78,943	189,858	365,324
Interest Income and Dividends	182,946	183,705	80,946	495,915	286,468
Total Realized Investment Income (Loss)	226,470	210,234	159,889	685,773	651,792

Total Operating Revenues	$962,069	$963,685	$1,075,949	$3,683,334	$3,862,712

OPERATING EXPENSES (UNAUDITED)

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating Expenses
Compensation and Benefits (1)	$357,740	$385,237	$395,282	$1,446,292	$1,533,431
Occupancy and Related Charges	14,302	14,141	14,203	58,888	57,022
Other Operating Expenses (2)	108,133	77,532	98,753	343,418	293,621
Total Operating Expenses	$480,175	$476,910	$508,238	$1,848,598	$1,884,074

AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
After-tax Distributable Earnings
(+) Total Operating Revenues	$962,069	$963,685	$1,075,949	$3,683,334	$3,862,712
(-) Total Operating Expenses	480,175	476,910	508,238	1,848,598	1,884,074
(=) Total Distributable Operating Earnings	481,894	486,775	567,711	1,834,736	1,978,638
(-) Interest Expense	44,367	48,326	47,017	183,682	187,379
(-) Preferred Dividends	8,341	8,341	8,341	33,364	33,364
(-) Income (Loss) Attributable to Noncontrolling Interests	1,803	881	4,250	4,907	8,807
(-) Income Taxes Paid	52,242	40,429	47,980	207,479	151,848
After-tax Distributable Earnings	$375,141	$388,798	$460,123	$1,405,304	$1,597,240

After-tax Distributable Earnings Per Adjusted Share	$0.44	$0.46	$0.55	$1.67	$1.93
Weighted Average Adjusted Shares	848,327,093	842,585,116	833,010,571	841,542,195	829,443,128

Assets Under Management	$218,355,100	$208,427,000	$194,720,400	$218,355,100	$194,720,400
Fee Paying Assets Under Management	$161,209,800	$152,997,400	$141,007,700	$161,209,800	$141,007,700
Capital Invested and Syndicated Capital	$9,833,000	$5,043,800	$10,304,800	$28,055,900	$26,493,900
Uncalled Commitments	$56,920,600	$56,605,200	$57,959,000	$56,920,600	$57,959,000

Fee Related Earnings	$271,210	$250,414	$331,188	$1,031,084	$1,064,884

(1)
Includes equity-based compensation of $49.9 million, $54.4 million, and $57.0 million for the quarters ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively, and $207.8 million and $242.8 million for the years ended December 31, 2019 and 2018, respectively.

(2)
For the quarter and year ended December 31, 2019, other operating expenses include approximately $20 million of issuance costs incurred in connection with the launch of a closed-end fund that closed in the fourth quarter of 2019.

SCHEDULE OF SELECTED SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Fees and Other, Net
Management Fees	$201,760	$202,632	$174,470	$780,254	$665,026
Transaction Fees	122,601	63,580	114,780	421,494	303,902
Monitoring Fees	26,668	27,546	24,420	106,289	87,520
Fee Credits	(83,170)	(44,625)	(81,278)	(307,716)	(239,441)
Total Fees and Other, Net	267,859	249,133	232,392	1,000,321	817,007

Realized Performance Income (Loss)
Carried Interest	232,180	281,494	259,394	1,046,038	1,208,747
Incentive Fees	831	—	1,041	2,316	1,041
Total Realized Performance Income (Loss)	$233,011	$281,494	$260,435	$1,048,354	$1,209,788

Assets Under Management	$119,274,700	$114,368,500	$103,396,500	$119,274,700	$103,396,500
Fee Paying Assets Under Management	$76,918,100	$73,824,100	$66,830,000	$76,918,100	$66,830,000
Capital Invested	$4,491,600	$2,372,100	$4,337,600	$14,116,000	$13,224,100
Uncalled Commitments	$46,811,300	$46,579,800	$48,160,900	$46,811,300	$48,160,900

PUBLIC MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Fees and Other, Net
Management Fees	$115,371	$112,161	$104,974	$446,982	$404,048
Transaction Fees	26,142	17,313	20,634	79,383	42,531
Fee Credits	(25,492)	(16,683)	(19,876)	(75,224)	(40,695)
Total Fees and Other, Net	116,021	112,791	105,732	451,141	405,884

Realized Performance Income (Loss)
Carried Interest	—	14,850	—	24,750	9,900
Incentive Fees	11,940	11,184	85,230	62,940	137,289
Total Realized Performance Income (Loss)	$11,940	$26,034	$85,230	$87,690	$147,189

Assets Under Management	$99,080,400	$94,058,500	$91,323,900	$99,080,400	$91,323,900
Fee Paying Assets Under Management	$84,291,700	$79,173,300	$74,177,700	$84,291,700	$74,177,700
Capital Invested	$4,034,000	$2,021,200	$1,978,200	$10,075,400	$6,932,400
Uncalled Commitments	$10,109,300	$10,025,400	$9,798,100	$10,109,300	$9,798,100

CAPITAL MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Transaction Fees	$106,768	$83,999	$232,271	$410,055	$631,052

Syndicated Capital	$1,307,400	$650,500	$3,989,000	$3,864,500	$6,337,400

PRINCIPAL ACTIVITIES BUSINESS LINE REVENUES

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$43,524	$26,529	$78,943	189,858	365,324
Interest Income and Dividends	182,946	183,705	80,946	495,915	286,468
Total Realized Investment Income (Loss)	$226,470	$210,234	$159,889	$685,773	$651,792

OPERATING ASSETS, OPERATING LIABILITIES AND BOOK VALUE (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

OPERATING ASSETS (UNAUDITED)

	As of
	December 31, 2019		December 31, 2018
Operating Assets
Cash and Short-term Investments	$2,783,905		$2,502,239
Investments	13,026,387	(1)	9,847,464
Net Unrealized Carried Interest	1,982,251	(2)	1,223,084	(2)
Tax Assets	111,719		561,114
Other Assets	3,716,189		3,453,735
Total Operating Assets	$21,620,451		$17,587,636

OPERATING LIABILITIES (UNAUDITED)

	As of
	December 31, 2019		December 31, 2018
Operating Liabilities
Debt Obligations - KKR (ex-KFN)	$3,097,460		$2,367,801
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	169,997		174,395
Other Liabilities	514,236		590,981
Total Operating Liabilities	$4,730,210		$4,081,694

BOOK VALUE (UNAUDITED)

	As of
	December 31, 2019		December 31, 2018
Book Value
(+) Total Operating Assets	$21,620,451		$17,587,636
(-) Total Operating Liabilities	4,730,210		4,081,694
(-) Noncontrolling Interests	26,291		25,382
(-) Preferred Stock	500,000		500,000
Book Value	$16,363,950		$12,980,560

Book Value Per Adjusted Share	$19.24		$15.57
Adjusted Shares	850,388,924		833,938,476

Note: As of December 31, 2019, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of December 31, 2019.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides net unrealized carried interest by business line:

	As of
	December 31, 2019	December 31, 2018
Private Markets Business Line	$1,832,581	$1,083,163
Public Markets Business Line	149,670	139,921
Total	$1,982,251	$1,223,084

SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of December 31, 2019

Investments	Fair Value

Private Equity Funds / SMAs	$4,914,559
Private Equity Co-Investments and Other Equity	3,641,702
Private Equity Total	8,556,261

Energy	714,635
Real Estate	1,076,838
Infrastructure	614,093
Real Assets Total	2,405,566

Special Situations	464,519
Private Credit	179,028
Alternative Credit Total	643,547
CLOs	646,597
Other Credit	60,135
Credit Total	1,350,279

Other	714,281

Total Investments	$13,026,387

	As of December 31, 2019

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
Fiserv, Inc.	$1,837,682	14.1%
USI, Inc.	800,168	6.1%
BridgeBio Pharma, LLC	513,989	3.9%
Heartland Dental, LLC	423,157	3.2%
PetVet Care Centers, LLC	413,420	3.2%
Total Significant Investments	3,988,416	30.5%

Other Investments	9,037,971	69.5%
Total Investments	$13,026,387	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. Equity investments in other asset classes, such as energy, real estate, and alternative credit appear in these other asset classes.

(3)
Significant Investments include the top five investments (other than investments expected to be syndicated or transferred in connection with a new fundraising) based on their fair values as of December 31, 2019. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended December 31, 2019
September 30, 2019	$114,368,500	$94,058,500		$208,427,000
New Capital Raised	3,876,600	3,801,900		7,678,500
Impact of Other Transactions	—	2,172,900	(1)	2,172,900
Distributions and Other	(2,842,200)	(1,726,600)	(2)	(4,568,800)
Change in Value	3,871,800	773,700		4,645,500
December 31, 2019	$119,274,700	$99,080,400		$218,355,100

Year Ended December 31, 2019
December 31, 2018	$103,396,500	$91,323,900		$194,720,400
New Capital Raised	12,097,800	13,419,600		25,517,400
Impact of Other Transactions	—	2,172,900	(1)	2,172,900
Distributions and Other	(9,978,500)	(9,608,600)	(3)	(19,587,100)
Change in Value	13,758,900	1,772,600		15,531,500
December 31, 2019	$119,274,700	$99,080,400		$218,355,100

FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended December 31, 2019
September 30, 2019	$73,824,100	$79,173,300		$152,997,400
New Capital Raised	4,033,900	3,832,200		7,866,100
Impact of Other Transactions	—	2,172,900	(1)	2,172,900
Distributions and Other	(837,300)	(1,547,700)	(4)	(2,385,000)
Net Changes in Fee Base of Certain Funds (5)	(240,500)	—		(240,500)
Change in Value	137,900	661,000		798,900
December 31, 2019	$76,918,100	$84,291,700		$161,209,800

Year Ended December 31, 2019
December 31, 2018	$66,830,000	$74,177,700		$141,007,700
New Capital Raised	14,076,800	13,878,500		27,955,300
Impact of Other Transactions	—	2,172,900	(1)	2,172,900
Distributions and Other	(3,641,900)	(7,248,200)	(6)	(10,890,100)
Net Changes in Fee Base of Certain Funds (5)	(561,300)	—		(561,300)
Change in Value	214,500	1,310,800		1,525,300
December 31, 2019	$76,918,100	$84,291,700		$161,209,800

(1)	Includes KKR's incremental pro rata portion of AUM and FPAUM of $2,172.9 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 22, 2019.

(2)	Includes $1,437.9 million of redemptions by fund investors.

(3)	Includes $7,657.3 million of redemptions by fund investors.

(4)	Includes $1,357.7 million of redemptions by fund investors.

(5)	Represents the impact of certain funds entering their post-investment period.

(6)	Includes $5,159.1 million of redemptions by fund investors.

INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of December 31, 2019
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
Americas Fund XII	1/2017	1/2023	$13,500.0	$7,061.9	5.8%	$6,461.8	$89.0	$6,458.0	$7,476.4
North America Fund XI	9/2012	1/2017	8,718.4	573.1	2.9%	9,579.6	10,334.2	5,632.8	9,782.4
2006 Fund (1)	9/2006	9/2012	17,642.2	247.4	2.1%	17,304.5	30,478.7	3,528.7	6,491.9
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
European Fund V	3/2019	7/2025	6,277.7	6,277.7	1.8%	—	—	—	—
European Fund IV	12/2014	3/2019	3,507.2	239.9	5.7%	3,372.9	1,968.6	2,522.5	4,175.9
European Fund III (1)	3/2008	3/2014	5,507.1	147.3	5.2%	5,359.8	10,447.8	419.5	416.8
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,507.4	—	34.3
Asian Fund III	4/2017	4/2023	9,000.0	5,011.8	5.6%	4,208.8	486.4	4,166.3	5,677.7
Asian Fund II	4/2013	4/2017	5,825.0	342.9	1.3%	6,495.2	3,907.4	4,413.1	6,499.1
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,535.4	173.5	52.6
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	805.5	524.7	461.8
Next Generation Technology Growth Fund II	12/2019	12/2025	2,033.3	2,033.3	7.4%	—	—	—	—
Next Generation Technology Growth Fund	3/2016	12/2019	658.9	33.8	22.5%	630.6	45.9	613.5	1,060.1
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	1,047.9	11.3%	360.4	82.4	289.3	560.7
Global Impact Fund	2/2019	2/2025	1,129.3	1,129.3	8.9%	—	—	—	—
Total Private Equity and Growth Funds			91,874.2	24,146.3		70,480.3	89,811.8	28,741.9	42,695.8

Co-Investment Vehicles and Other	Various	Various	9,157.3	2,853.6	Various	6,556.8	4,802.5	4,434.8	6,062.0

Total Private Equity			101,031.5	26,999.9		77,037.1	94,614.3	33,176.7	48,757.8

Core Investment Vehicles	Various	Various	9,500.0	5,010.3	36.8%	4,489.7	—	4,489.7	6,196.8

Real Assets
Energy Income and Growth Fund II	6/2018	6/2021	994.2	581.4	20.1%	416.3	3.4	413.1	427.7
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	59.3	12.9%	1,963.4	769.1	1,300.5	1,205.2
Natural Resources Fund (1)	Various	Various	887.4	0.9	Various	886.5	123.2	194.2	95.3
Global Energy Opportunities	Various	Various	914.1	242.6	Various	501.1	122.9	343.2	279.8
Global Infrastructure Investors III	6/2018	6/2024	7,140.6	5,088.7	3.8%	2,081.4	29.5	2,049.1	2,081.9
Global Infrastructure Investors II	10/2014	6/2018	3,039.6	177.2	4.1%	3,093.7	593.4	2,744.5	3,562.5
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.4	4.8%	1,047.6	1,316.2	377.9	867.5
Asia Pacific Infrastructure Investors	(2)	(3)	1,439.6	1,439.6	13.9%	—	—	—	—
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	964.5	7.8%	1,068.6	181.3	945.2	1,202.9
Real Estate Partners Americas	5/2013	5/2017	1,229.1	148.2	16.3%	1,010.7	1,268.6	266.3	249.0
Real Estate Partners Europe	9/2015	12/2019	706.7	274.6	9.3%	504.0	124.8	431.7	544.6
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	122.2	4.4%	1,007.8	136.8	1,007.8	1,050.4
Co-Investment Vehicles and Other	Various	Various	5,023.8	3,209.6	Various	1,814.2	801.3	1,810.5	2,088.3
Total Real Assets			27,440.7	12,334.2		15,395.3	5,470.5	11,884.0	13,655.1

Unallocated Commitments (4)			2,333.9	2,333.9	Various	—	—	—	—

Private Markets Total			140,306.1	46,678.3		96,922.1	100,084.8	49,550.4	68,609.7

Public Markets Business Line (5)

Alternative Credit
Special Situations Fund II	12/2014	3/2019	3,524.7	869.4	9.0%	2,655.3	497.8	2,435.0	2,448.6
Special Situations Fund	12/2012	1/2016	2,274.3	1.3	11.6%	2,273.0	1,527.3	1,431.8	1,049.5
Mezzanine Partners	3/2010	3/2015	1,022.8	102.7	4.4%	920.1	1,070.9	262.3	305.8
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	825.8	2.2%	1,419.3	76.6	1,419.3	1,532.9
Lending Partners III	4/2017	11/2021	1,497.8	840.8	1.7%	657.0	81.9	657.0	703.8
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,090.1	529.9	435.7
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	445.7	121.6	46.2
Lending Partners Europe	3/2015	3/2019	847.6	242.7	5.0%	604.9	178.6	549.1	499.4
Total Alternative Credit			13,208.4	3,094.4		10,114.0	4,968.9	7,406.0	7,021.9

Other Alternative Credit Vehicles	Various	Various	10,738.3	5,924.6	Various	4,813.7	3,180.6	3,266.5	3,391.3

Unallocated Commitments (4)			285.6	285.6	Various	—	—	—	—

Public Markets Total			24,232.3	9,304.6		14,927.7	8,149.5	10,672.5	10,413.2

Total Eligible To Receive Carried Interest			$164,538.4	$55,982.9		$111,849.8	$108,234.3	$60,222.9	$79,022.9

(1)	The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Upon first investment of the fund.

(3)	Six years from first investment date.

(4)	Represents unallocated commitments from our strategic investor partnerships.

(5)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of December 31, 2019
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$55,982.9	$79,022.9	$135,005.8
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	18,533.9	18,533.9
Business Development Companies (BDCs)	—	16,460.0	16,460.0
KKR Real Estate Finance Trust Inc.	—	1,171.9	1,171.9
Other	133.0	4,601.3	4,734.3
Total Carried Interest and Incentive Fee Eligible	56,115.9	119,790.0	175,905.9
Collateralized Loan Obligations (CLOs)	—	15,310.4	15,310.4
Leveraged Credit / Hedge Fund Partnerships (1) / Other	804.7	26,334.1	27,138.8
Total Assets Under Management	$56,920.6	$161,434.5	$218,355.1

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $26,082.3 million, of which $18,533.9 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	December 31, 2019	December 31, 2018
Private Markets Business Line	$4,551,500	$4,966,600
Public Markets Business Line	689,700	307,400
Total	$5,241,200	$5,274,000

INFORMATION ON NON-GAAP AND OTHER MEASURES & DEFINTIONS (UNAUDITED)

KKR operates through one operating and reportable segment. Management makes operating decisions and assesses performance of our business prior to giving effect to the (i) allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P.; (ii) consolidation of the investment funds and collateralized financing entities that KKR manages; and (iii) other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP: after-tax distributable earnings, after-tax distributable earnings per adjusted share, book value, book value per adjusted share, operating assets, operating liabilities, operating revenues, operating expenses and fee related earnings. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. In addition, we caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similarly titled measures presented by other investment managers. These non-GAAP measures are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares represents shares of Class A common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and any other securities exchangeable into Class A common stock of KKR & Co. Inc. that are eligible to receive a dividend (which excludes equity awards issued under the Equity Incentive Plans). We believe providing adjusted shares is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per share basis. Weighted average adjusted shares is used in the calculation of after-tax distributable earnings per adjusted share and adjusted shares is used in the calculation of book value per adjusted share. Adjusted shares was previously referred to as "adjusted shares eligible for distribution."

After-tax distributable earnings is a non-GAAP measure of KKR’s earnings excluding mark-to-market gains (losses) after interest expense, preferred dividends, noncontrolling interests and income taxes paid. It is defined as the amount of net realized earnings of KKR for a given reporting period, after deducting equity-based compensation and the impact of non-recurring items. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. Income taxes paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic BDC partnership and hedge fund managers in which KKR holds a minority ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund managers in which KKR holds a minority ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a non-GAAP measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s operating assets after deducting for operating liabilities, noncontrolling interests and preferred stock. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. Following the Conversion, KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.

Distributable operating earnings is a non-GAAP measure that represents after-tax distributable earnings before interest expense, preferred dividends, income (loss) attributable to noncontrolling interests and income taxes paid. We believe distributable operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to KKR's operations.

Operating assets is a non-GAAP measure that represents cash and short-term investments, investments, unrealized carried interest, tax assets, and other assets of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the assets of KKR that are used to operate its business lines. As used in this definition, cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield.
Operating expenses is a non-GAAP measure that represents the expenses of KKR and is the sum of (i) compensation and benefits (excluding unrealized performance income compensation), (ii) occupancy and related charges and (iii) other operating expenses. KKR believes that operating expenses is useful to stockholders as it provides insight into the costs expended in connection with generating KKR's operating revenues.
Operating revenues is a non-GAAP measure that represents the realized revenues (which excludes unrealized carried interest and unrealized net gains (losses)) generated by KKR and is the sum of (i) fees and other, net, (ii) realized performance income (loss) and (iii) realized investment income (loss). KKR believes that operating revenues is useful to stockholders as it provides insight into the realized revenue generated by KKR's business lines.
Operating liabilities is a non-GAAP measure that represents the debt obligations of KKR (including KFN), tax liabilities, and other liabilities of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the liabilities of KKR excluding the liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a non-GAAP measure of earnings of KKR before performance income and investment income. KKR believes this measure may be useful to stockholders as it may provide additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s distributable operating margin. For purposes of the fee related earnings calculation, distributable operating margin is calculated as distributable operating earnings, before equity-based compensation, divided by total operating revenues.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

EXHIBIT A

GAAP CLASS A COMMON STOCK OUTSTANDING AND ADJUSTED SHARES

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Class A Common Stock Outstanding to Weighted Average Adjusted Shares:

	Quarter Ended
	December 31, 2019		September 30, 2019	December 31, 2018
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	555,379,973	(1)	546,336,936	532,266,521
Adjustments:
Weighted Average KKR Holdings Units (2)	292,947,120		296,248,180	300,744,050
Weighted Average Adjusted Shares (3)	848,327,093		842,585,116	833,010,571

	Year Ended
	December 31, 2019		December 31, 2018
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	545,096,999	(1)	514,102,571
Adjustments:
Weighted Average Other Securities (4)	—		881,800
Weighted Average KKR Holdings Units (2)	296,445,196		314,458,757
Weighted Average Adjusted Shares (3)	841,542,195		829,443,128

The following table provides a reconciliation of KKR's GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares:

	As of
	December 31, 2019		December 31, 2018
GAAP Shares of Class A Common Stock Outstanding	560,007,579	(1)	534,857,237
Adjustments:
KKR Holdings Units (2)	290,381,345		299,081,239
Adjusted Shares (3)	850,388,924		833,938,476

Unvested Shares of Class A Common Stock	22,712,604		33,408,491

(1)	Includes 5.7 million shares of Class A common stock issued to affiliates of Marshall Wace LLP as partial consideration for an additional 5% interest acquired by KKR on November 22, 2019.

(2)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A common stock.

(3)	Amounts exclude unvested shares granted under the Equity Incentive Plans.

(4)
Represents vested other securities that are exchangeable into shares of Class A common stock. The issuance of shares of Class A common stock pursuant to such other securities dilutes KKR common stockholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$0.93	$0.44	$(0.74)
Weighted Average Shares of Class A Common Stock Outstanding - Basic	555,379,973	546,336,936	532,266,521
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$515,101	$241,213	$(392,982)
(-) Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	—	—
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$515,101	$241,213	$(392,982)

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	351,844	175,231	(303,468)
(+) Equity-based and Other Compensation - KKR Holdings L.P.	22,836	22,539	13,153
(+) Amortization of Intangibles and Other, net	95,230	49,659	(31,898)
(+) Non-recurring Costs (1)	—	22,839	—
(-) Unrealized Carried Interest	338,420	13,695	(938,597)
(-) Net Unrealized Gains (Losses)	502,686	130,972	(805,165)
(+) Unrealized Performance Income Compensation	140,852	9,281	(377,170)
(+) Income Tax Expense (Benefit)	142,626	53,132	(143,294)
(-) Income Taxes Paid	52,242	40,429	47,980

After-tax Distributable Earnings	$375,141	$388,798	$460,123
Weighted Average Adjusted Shares	848,327,093	842,585,116	833,010,571
After-tax Distributable Earnings Per Adjusted Share	$0.44	$0.46	$0.55

After-tax Distributable Earnings	$375,141	$388,798	$460,123

(+) Equity-based Compensation (Equity Incentive Plans)	49,898	54,395	57,016
(+) Income (Loss) Attributable to Noncontrolling Interests	1,803	881	4,250
(+) Income Taxes Paid	52,242	40,429	47,980
(+) Preferred Dividends	8,341	8,341	8,341
(+) Core Interest Expense (2)	30,663	34,491	33,143
(+) Depreciation and Amortization	4,699	4,250	3,860

Adjusted EBITDA (3)	$522,787	$531,585	$614,713

(1)	Represents a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes for the three months ended September 30, 2019.

(2)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(3)
Adjusted EBITDA may be useful to stockholders in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Year Ended
	December 31, 2019	December 31, 2018
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$3.62	$2.14
Weighted Average Shares of Class A Common Stock Outstanding - Basic	545,096,999	514,102,571
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$1,971,685	$1,100,801
(-) Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	3,102
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$1,971,685	$1,097,699

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	1,369,671	561,052
(+) Equity-based and Other Compensation - KKR Holdings L.P.	91,296	100,632
(+) Amortization of Intangibles and Other, net	226,422	26,116
(+) Non-recurring Costs (1)	22,839	11,501
(+) Realized Losses on Certain Investments (2)	—	729,425
(-) Unrealized Carried Interest	1,263,046	(756,467)
(-) Net Unrealized Gains (Losses)	1,854,867	1,043,912
(+) Unrealized Performance Income Compensation	520,033	(295,794)
(+) Income Tax Expense (Benefit)	528,750	(194,098)
(-) Income Taxes Paid	207,479	151,848

After-tax Distributable Earnings	$1,405,304	$1,597,240
Weighted Average Adjusted Shares	841,542,195	829,443,128
After-tax Distributable Earnings Per Adjusted Share	$1.67	$1.93

After-tax Distributable Earnings	$1,405,304	$1,597,240

(+) Equity-based Compensation (Equity Incentive Plans)	207,789	242,811
(+) Income (Loss) Attributable to Noncontrolling Interests	4,907	8,807
(+) Income Taxes Paid	207,479	151,848
(+) Preferred Dividends	33,364	33,364
(+) Core Interest Expense (3)	128,387	127,763
(+) Depreciation and Amortization	17,653	14,993

Adjusted EBITDA (4)	$2,004,883	$2,176,826

(1)
For the year ended December 31, 2019, represents a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes. For the year ended December 31, 2018, represents non-recurring costs in connection with the Conversion.

(2)	Represents losses on certain investments which were realized in the second quarter of 2018 in advance of the Conversion.

(3)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(4)
Adjusted EBITDA may be useful to stockholders in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL OPERATING REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Total GAAP Revenues	$1,063,071	$790,485	$(178,056)
(+) Management Fees - Consolidated Funds and Other	115,723	108,922	186,931
(-) Fee Credits - Consolidated Funds	20,572	3,838	7,015
(-) Capital Allocation-Based Income (GAAP)	580,802	374,268	(719,639)
(+) Realized Carried Interest	232,180	296,344	259,394
(+) Realized Investment Income (Loss)	226,470	210,234	159,889
(-) Revenue Earned by Other Consolidated Entities	25,742	29,838	26,843
(-) Expense Reimbursements	48,259	34,356	37,990
Total Operating Revenues	$962,069	$963,685	$1,075,949

	Year Ended
	December 31, 2019	December 31, 2018
Total GAAP Revenues	$4,220,900	$2,395,836
(+) Management Fees - Consolidated Funds and Other	464,190	457,314
(-) Fee Credits - Consolidated Funds	42,041	48,193
(-) Capital Allocation-Based Income (GAAP)	2,430,425	554,510
(+) Realized Carried Interest	1,070,788	1,218,647
(+) Realized Investment Income (Loss)	685,773	651,792
(-) Revenue Earned by Other Consolidated Entities	116,435	111,185
(-) Expense Reimbursements	169,416	146,989
Total Operating Revenues	$3,683,334	$3,862,712

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL OPERATING EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Total GAAP Expenses	$751,320	$619,533	$237,736
(-) Equity-based and Other Compensation - KKR Holdings L.P.	22,836	22,539	12,913
(-) Unrealized Performance Income Compensation	140,852	9,281	(377,170)
(-) Amortization of Intangibles	373	383	672
(-) Reimbursable Expenses	56,453	38,515	50,339
(-) Operating Expenses relating to Other Consolidated Entities	47,808	38,233	44,550
(+) Other	(2,823)	(33,672)	1,806
Total Operating Expenses	$480,175	$476,910	$508,238

	Year Ended
	December 31, 2019	December 31, 2018
Total GAAP Expenses	$2,908,431	$2,089,477
(-) Equity-based and Other Compensation - KKR Holdings L.P.	91,921	100,182
(-) Unrealized Performance Income Compensation	520,033	(295,794)
(-) Amortization of Intangibles	1,674	7,700
(-) Reimbursable Expenses	196,694	176,126
(-) Operating Expenses relating to Other Consolidated Entities	187,056	179,818
(-) Non-recurring Costs (1)	—	11,501
(+) Other	(62,455)	(25,870)
Total Operating Expenses	$1,848,598	$1,884,074

(1) For the year ended December 31, 2018, represents non-recurring costs in connection with the Conversion.

EXHIBIT A (CONTINUED)

RECONCILIATION OF CERTAIN GAAP TO NON-GAAP BALANCE SHEET MEASURES
(Amounts in thousands)
	As of
	December 31, 2019	December 31, 2018
Total GAAP Assets	$60,899,319	$50,743,375
(-) Impact of Consolidation of Funds and Other Entities	37,453,629	31,888,471
(-) Carry Pool Reclassification	1,448,879	922,977
(-) Other Reclassifications	376,360	344,291
Total Operating Assets	$21,620,451	$17,587,636

	As of
	December 31, 2019	December 31, 2018
Total GAAP Liabilities	$30,396,945	$25,360,766
(-) Impact of Consolidation of Funds and Other Entities	23,841,496	20,011,804
(-) Carry Pool Reclassification	1,448,879	922,977
(-) Other Reclassifications	376,360	344,291
Total Operating Liabilities	$4,730,210	$4,081,694

	As of
	December 31, 2019	December 31, 2018
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	$10,324,936	$8,167,056
(+) Impact of Consolidation of Funds and Other Entities	327,826	205,502
(-) Other Reclassifications	17,446	17,446
(+) Noncontrolling Interests Held by KKR Holdings L.P.	5,728,634	4,625,448
Book Value	$16,363,950	$12,980,560